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                                                            EXHIBIT 10.18
                                                            SOUTH HOLLAND

                                     LEASE

         THIS LEASE, made this 7th day of December, 1994 between JOHN M. GILLEN, not personally or individually, but solely as Trustee of the DeSoto, Inc. Pension Plans Real Property Trust under Trust Agreement dated October 1, 1992 (hereinafter referred to as "Landlord"), and DESOTO, INC., a Delaware corporation (hereinafter referred to as "Tenant");

                                 WITNESSETH:

                                  ARTICLE I

                                  PREMISES

         SECTION 1.1. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be kept, observed and performed, does by these presents, lease to Tenant, and Tenant hereby leases from Landlord, the real estate located at 16750 South Vincennes Road in South Holland, Illinois, and legally described on Exhibit "A" attached hereto and by this reference incorporated herein (hereinafter referred to as the "Land"), together with easements and rights and obligations appurtenant thereto and all improvements now located or hereafter constructed thereon (hereinafter referred to as the "Improvements"), subject to covenants, conditions, agreements, easements, encumbrances and restrictions affecting the Land and the Improvements thereon.

         SECTION 1.2. The Land and Improvements are hereinafter referred to collectively as the "Premises."

                                   ARTICLE II

                                      TERM

         SECTION 2.1. The initial term of this Lease shall commence on December ____, 1994 (hereinafter referred to as the "Commencement Date") and shall end on December 31, 2004 unless sooner terminated as hereinafter set forth.

         SECTION 2.2. The initial ten (10) year term as so fixed is herein referred to as the "Initial Term", and the Initial Term as may be extended or sooner terminated is hereinafter referred to as the "Term".

                                  ARTICLE III

                             CONDITION OF PREMISES

         SECTION 3.1. Tenant agrees to accept the Premises in an absolutely "as-is" condition, and Tenant acknowledges that Landlord, its agents, attorneys, representatives and employees have not and do not make any representation or warranties, express or implied, to Tenant regarding the Premises, including, but not limited to those relating to: (i) the zoning of the Premises; (ii) the condition of any underground, above ground or surface
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improvements; (iii) the size, area, use or type of the Premises or the fitness of the Premises for any intended or particular use; (iv) the nature of the soil on and underlying the Premises or its suitability for development or any other use thereof; (v) any financial information pertaining to the operation of the Premises; (vi) the status of any requirements or obligations imposed, implied or to be undertaken by the owner or developer of the Premises pursuant to any zoning, subdivision, development laws or agreements with any governmental entities; (vii) the presence or absence of any toxic wastes, hazardous materials or structural defects in, on or under the Premises or any improvements thereon; or (viii) the presence or absence of any rights of any governmental authority, or of owners of property in the vicinity of the Premises, to obtain reimbursement, recapture or special assessments from any owner of the Premises for all or a portion of the cost of any utilities, roads, or other improvements heretofore or hereafter located on or in the vicinity of the Premises (and if such rights exist, Tenant agrees to pay all sums due pursuant thereto, it being expressly acknowledged and agreed that, Tenant hereby waives any claim Tenant may have or may hereafter acquire against Landlord, its agents, attorneys, representatives or employees for said costs), any and all such representations and warranties, express or implied, being hereby expressly waived by Tenant and disclaimed by Landlord, Tenant waives any claim that may exist for patent and/or latent defects or for mutual or unilateral mistake of fact.

         SECTION 3.2. The Landlord has made no promise to alter, remodel, decorate, clean or improve the Premises or any portion thereof and no representation respecting the condition of the Premises or any portion thereof have been made by Landlord to Tenant.

                                   ARTICLE IV

                                      RENT

         SECTION 4.1 In consideration of the leasing aforesaid, Tenant agrees to pay Landlord, without offset or deduction, a total Base Rent for the Initial Term of THREE MILLION NINE HUNDRED ELEVEN THOUSAND TWO HUNDRED AND NO/100 (3,911,200.00) DOLLARS, plus any prorata Base Rent for the period commencing with the Commencement Date and ending on December 31, 1994, payable monthly in advance in installments of THIRTY-TWO THOUSAND FIVE HUNDRED NINETY-THREE AND 33/100 ($32,593.33) DOLLARS commencing on January 1, 1995 and continuing on the first day of each month thereafter for the balance of the Initial Term of this Lease, and in addition thereto, shall, commencing on the Commencement Date, pay such charges as are herein described as Additional Rent. The term "Rent" when used in this Lease shall include all Base Rent payable under this Section 4.1. as well as the charges herein described as "Additional Rent". Any installment of Rent accruing under the provisions of this Lease which shall not be paid when due, shall bear interest at the "Lease Interest Rate", as defined in Section 35.8 hereof, from the date when the same is due hereunder until the same shall be paid. All Rent payable hereunder shall be payable to DeSoto Pension, c/o DeSoto, Inc., 16750 South Vincennes Road, South Holland, Illinois, 60473, Attention: Anne E. Eisele, Senior Vice President, or as Landlord may otherwise from time to time designate in writing.

         SECTION 4.2. Monthly Base Rent for the period commencing with the Commencement Date and ending on December 31, 1994 shall be payable on the Commencement Date in the amount of ONE THOUSAND FIFTY-ONE AND 40/100 ($1,051.40) DOLLARS per day.




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                                   ARTICLE V

                                     TAXES

         SECTION 5.1. Tenant further agrees to pay before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, as Additional Rent for the Premises, all "Taxes" (as hereinafter defined) levied, assessed or imposed upon the Premises or any part thereof accruing during the Term of this Lease, notwithstanding that such taxes may not be due and payable until after the expiration of the Term of this Lease; provided, however, that the Taxes levied against the Premises shall be prorated between Landlord and Tenant for the first year of the Initial Term hereof as of the Commencement Date and as of the date of expiration of the Term of this Lease for the last year of said Term, all on the basis of the most recent ascertainable taxes as applied to the most recent assessed valuation of the Premises. Tenant shall be responsible for all increases in Taxes based upon Tenant's occupancy of the Premises. After the expiration of the Term hereof, including any extensions thereof, Tenant hereby agrees to reprorate Taxes if necessary in Landlord's discretion. In the event of any increase in Taxes from the Taxes reflected on the proration made upon the expiration of the Term of this Lease, Tenant agrees to immediately pay to Landlord such sums as reflected by such reproration. Benefit may be taken by Tenant of the provisions of any statute or ordinance permitting any special assessment to be paid over a period of years; provided, however, Tenant shall pay all installments of special assessments due during the Term hereof. Tenant shall, in addition to the foregoing, pay any new Tax of a nature not presently in effect but which may hereafter be levied, assessed or imposed upon Landlord or upon the Premises, if such Tax shall be based upon or arise out of the ownership, use or operation of the Premises; provided, however, that for the purpose of computing Tenant's liability for such new type of Tax, the Premises shall be deemed the only property of Landlord. As used herein, the term "Taxes" shall mean real estate taxes, assessments, sewer rents, rates and charges, permit and license fees, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which may now or hereafter be assessed against the Premises or any portion thereof in any year during the Term hereof, and shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of the Premises.

         Nothing contained herein shall be construed to require Tenant to pay any franchise, inheritance, estate, succession or transfer tax of Landlord or any income or excess profits tax assessed upon or in respect of all income of Landlord or chargeable to or required to be paid by Landlord unless such tax shall be specifically levied against the rental income of Landlord derived hereunder (as opposed to a general income tax), which tax shall be paid by Tenant as part of Taxes hereunder provided said rental income shall be considered as the sole income of Landlord.

         SECTION 5.2. Tenant further agrees to pay as Additional Rent for the Premises all utilities and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the Premises or any part thereof accruing or becoming due and payable during the Term of this Lease, including but not limited to all costs and obligations under that certain Parking Easement recorded as Document No. 92780730.

         SECTION 5.3. The Tenant shall pay all of the obligations contained in Section 5.1 hereof at least five (5) days prior to the due date thereof and shall thereupon provide Landlord with evidence of such payment.

         SECTION 5.4. Landlord shall, at its option, have the right, without notice to Tenant, at all times during the Term to pay any such Taxes not timely paid by Tenant, and the amounts so paid, including reasonable expenses, shall be so much Additional Rent due at the next rent day after any such payments, with interest at the Lease Interest Rate from the date of payment thereof.

         SECTION 5.5. Tenant shall not be required to pay any Tax, Tax lien or other imposition or charge upon or against the Premises or any part thereof so long as Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceeding which shall have the effect of preventing the collection of the tax, tax lien or other imposition or charge so contested; provided that on or before




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the due date of any such Tax, Tax lien or other imposition or charge, Tenant shall either pay such Tax or deposit with Landlord an amount equal to the amount of such Tax, Tax lien, imposition or charge so contested, which amount, together with all interest earned thereon, shall be held by Landlord as security to insure payment of the amount of the Tax, Tax lien or other imposition or charge, and all interest and penalties thereon. The amount so deposited and all interest earned therein shall be held by Landlord in a separate account at a federally insured banking institution until final resolution of such contest.

         SECTION 5.6. In the event that Tenant at any time institutes suit to recover any Tax, Tax lien or other imposition or charge paid by Tenant under protest in Landlord's name, Tenant shall have the right, at its sole expense, to institute and prosecute such suit or suits in Landlord's name, in which event Tenant covenants and agrees to indemnify Landlord and save it harmless from and against all costs, charges or liabilities in connection with any such suit. All funds received as a result of any such suit shall belong to Tenant unless any such recovery relates to a period of time which is not part of the Term, and in such case shall be paid to Landlord.

                                   ARTICLE VI

                                      USE

         SECTION 6.1. The Premises shall be used for manufacturing, distribution, warehousing, office, retail, research and other legal uses. Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied contrary to any statute, rule, order, ordinance, requirement, regulation or restrictive covenant applicable thereto or in any manner which would violate any certificate of occupancy affecting the same or which would render the insurance thereon void or the insurance risk more hazardous, or which would cause structural injury to the Improvements or cause the value or usefulness of the Premises or any part thereof to diminish or which would constitute a public or private nuisance or waste, and Tenant agrees that it will, promptly upon discovery of any such use, immediately notify Landlord and take all necessary steps to compel the discontinuance of such use.

         SECTION 6.2. Tenant shall not permit the Premises, or any portion thereof, to be used in such manner which impairs Landlord's right, title or interest in the Premises or any portion thereof, or in such manner which gives rise to a claim or claims of adverse possession or of a dedication of the Premises, or any portion thereof, for public use.

                                  ARTICLE VII

                            MAINTENANCE OF PREMISES

         SECTION 7.1. Tenant agrees to take good care of the Premises, including the Improvements, and keep same and all parts thereof, including without limitation, the entire exterior and interior, the roof, foundations, parking areas, sidewalks and appurtenances thereto together with any and all alterations and additions thereto, in good order, condition and repair, suffering no waste or injury. Tenant shall, at its sole cost and expense, promptly make all necessary repairs and replacements, structural or otherwise, ordinary as well as extraordinary, foreseen as well as unforeseen, in and to any Improvements or equipment now or hereafter located upon the Land, including, without limitation, the entire interior and exterior of the Improvements, the roof, the foundation, sidewalks, parking areas, railroad tracks, water, sewer, gas and electricity connections, pipes, mains and all other fixtures, machinery, apparatus, equipment and appurtenances now or hereafter belonging to, connected with or used in conjunction with the Premises. All such repairs and replacements shall be of first class quality and sufficient for the proper maintenance and operation of the Premises. Tenant shall keep and maintain the Premises, including the Improvements and all sidewalks, vault space, parking areas and areas adjacent thereto, safe, secure and clean,




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specifically including, but not by way of limitation, snow and ice clearance, landscaping and removal of waste and refuse matter so as to comply with any applicable governmental law, statute, ordinance or regulation. Tenant shall not permit anything to be done upon the Premises (and shall perform all maintenance and repairs thereto so as not) to invalidate, in whole or in part, or prevent the procurement of any insurance policies which may, at any time, be required under the provisions of this Lease. Tenant shall not obstruction of any parking area, adjoining street or sidewalk.

         SECTION 7.2. Tenant shall not create any openings in the roof or exterior walls of the Improvements, without the prior written consent of Landlord , nor shall Tenant make any alterations, additions or improvements to the Premises, except as permitted by Section 12.1 hereof, without the prior written consent of Landlord. All alterations, additions and improvements (except "Tenant's Equipment", as defined in Section 20.2 hereof), put in at the expense of Tenant shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, or at Landlord's option, Landlord may require Tenant to remove such alterations, additions and improvements and restore the Premises to its original condition. Tenant, at its sole cost and expense, will make all additions, improvements and alterations on the Premises which may be necessary by the act or neglect of any other person or corporation (public or private), including supporting the streets and alleys adjoining the Premises. No additions, improvements or alterations shall be commenced until Tenant has first satisfied the requirements set forth in Section 10.2 hereof.

         SECTION 7.3. Tenant at its own cost and expense also shall promptly comply with any and all governmental requirement to or affecting the Premises or any part thereof, irrespective of the nature of the work required to be done, extraordinary as well as ordinary, whether or not the same involve or require any structural changes or additions in or to the Improvements and irrespective of whether or not such changes or additions be required on account of any particular use to which the Premises or any part thereof are being put.

         SECTION 7.4. Landlord shall not be required to furnish any services of facilities whatsoever to the Premises. Tenant hereby assumes full and sole responsibility for condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises. Landlord shall not be responsible for any loss or damage to the person or property of Lessee, any guests or invitees, any persons using or working on the Premises, or any persons claiming by, through or under, or any agents, employees, heirs, legal representatives, successors or assigns of, any of the foregoing.

         SECTION 7.5. Tenant covenants and agrees to hold Landlord (if Landlord is a trustee, the term "Landlord" for the purpose of this Section 7.5 shall include the trustee and all beneficiaries of such trust) and its partners, shareholders, officers, directors, agents, employees and their respective successors and assigns harmless and indemnified at all times against any loss, liability, claim, damage, cost or expense, including reasonable attorneys' fees, by reasons of any accident, loss or damage resulting to persons or property from any use which may be made of the Premises or of any equipment at any time situated thereon, or by reason of or growing out of any act or thing done or omitted to be done upon the Premises or in any equipment at any time situated thereon. Tenant further agrees that it will keep Landlord and the Premises free and clear of and from any and all loss, liabilities, damage, cost or expenses, including reasonable attorneys' fees, arising out of any damage which may be sustained by adjoining property or adjoining owners or other persons or property in connection with any maintenance, remodeling altering or repairing of any improvements or the erection of any new improvements on the Land.

                                  ARTICLE VIII

                              LIABILITY INSURANCE

         SECTION 8.1. Tenant further agrees that it will at all times during the Term hereof, at its sole cost and expense, carry and maintain, for the benefit of Landlord, Landlord's agents and beneficiaries and




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Tenant, comprehensive general public liability insurance against claims for personal injury, sickness or disease, including death and property damage, including Scaffolding Act coverage, in, on or about the Premises, or in, on or about the streets, sidewalks or premises adjacent to the Premises, such insurance to afford protection in such amounts as Landlord may, from time to time, require, but not less than $2,000,000.00 in respect to each person, and to the limit of not less than $5,000,000.00 in respect to any one occurrence causing bodily injury, personal injury or death, and to the limit of not less than $1,000,000.00 in respect to property damage, and will also carry, for the mutual benefit of Landlord and of Tenant, if any is required, steam boiler insurance on all steam boilers, pressure vessels and other such apparatus, including piping, in such amounts as Landlord may from time to time reasonably require.

         SECTION 8.2. Tenant will, at all such times as there may be one or more passenger or freight elevators in any Improvements during the Term hereof, carry and maintain elevator liability insurance, for the mutual benefit of Landlord and Tenant, in an amount, in form and with companies satisfactory to Landlord.

         SECTION 8.3. In the event the Premises are owned by a trust, Tenant shall maintain all insurance required pursuant to this Lease in the name of said trust, as well as the agents and beneficiaries thereof, as their respective interests may appear. At Landlord's request, Tenant shall cause any lender of Landlord secured in whole or in part to be a named insured under any policy of insurance required to be maintained by Tenant under this Lease.

         SECTION 8.4 Tenant shall furnish Landlord with certified copies or duplicate originals of all insurance policies required to be procured by Tenant under this Lease. All such insurance shall be procured from a responsible insurance company or companies reasonably satisfactory to Landlord and to Landlord's mortgagee, if any, and authorized to do business in the state where the Premises are located and may, with Landlord's prior written consent, be obtained by Tenant by endorsement on its blanket insurance policies. All policies of insurance required to be procured of Tenant under this Lease shall provide that the same may not be canceled or altered except upon thirty (30) days' prior written notice to Landlord and Landlord's mortgagee, if any.

                                   ARTICLE IX

                                HAZARD INSURANCE

         SECTION 9.1. Tenant shall, at all times during the Term of this Lease, at its sole expense, keep in effect insurance on all Improvements against loss by fire and lightning, the risks covered by what is commonly known as extended coverage, malicious mischief and vandalism, and all other risks of direct physical loss, in an amount equal to the full replacement value on the replacement form basis, of such Improvements. The policy or policies evidencing such insurance shall be written by a company or companies reasonably satisfactory to Landlord and to Landlord's mortgagee, if any, and authorized to do business in the state where the Premises are located, shall name Landlord and Tenant as insureds thereunder, and shall provide that losses shall be paid to said insureds as their respective interests may appear. At the request of Landlord, a mortgage clause may be included in said policies covering Landlord's mortgagee, if any. Said policies shall provide that the same may not be canceled or altered except upon thirty (30) day's prior written notice to Landlord and to Landlord's mortgagee, if any. The originals or certified copies of such policies shall be deposited with Landlord who may deposit the same with its mortgagee, if any.

         SECTION 9.2. Tenant further agrees that, at Landlord's written request, if and when obtainable, it will procure and maintain so-called war risk and war damage insurance, earthquake and flood insurance on the Improvements for not less than one hundred (100%) percent of the full insurance value above foundation. Such insurance shall provide for payment of loss thereunder to Landlord and Tenant, as their interests may appear, and shall, at Landlord's request, contain a mortgage clause in favor of Landlord's mortgage, if any.




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         SECTION 9.3.     Tenant shall furnish insurance against loss of Rents
due to the occurrence of any casualty or hazard in the amount of all Base Rent payments, Taxes and insurance premiums required hereunder for a twelve (12) month period.

         SECTION 9.4. In the event Tenant shall at any time fail, neglect or refuse to procure such insurance and keep the same in full force as provided for in this Lease, then Landlord may, at its election, procure or renew such insurance, and any amounts paid therefor by Landlord shall be so much Additional Rent due at the next Rent payment date after any such payment, with interest at the Lease Interest Rate from the date of payment thereof.

         SECTION 9.5. Landlord and Tenant hereby waive all claims for recovery from the other party for any loss or damage (whether or not such loss or damage is caused by negligence of the other party and, notwithstanding any provision or provisions obtained in the Lease to the contrary) to any person or property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance, subject to the limitation that this waiver shall apply only when it is permitted by the applicable policy of insurance.

         SECTION 9.6. Policies or certificates evidencing all insurance required under this Lease shall be delivered to Landlord within sixty (60) days after demand, and renewals thereof shall be delivered to Landlord at least thirty (30) days prior to the expiration dates of the respective policies.

                                   ARTICLE X

                             DAMAGE OR DESTRUCTION

         SECTION 10.1 Tenant agrees that in case of damage to or destruction of any Improvements or of the fixtures and equipment therein, by fire or other casualty, it will promptly, at its sole cost and expense, subject to Section 10.3 hereof, repair, restore, or rebuild the same and upon the completion of such repair, restoration or rebuilding, the value and rental value of the Improvements shall be at least equal to the value and rental value of the Improvements immediately prior to the happening of such fire or other casualty. Rent and all other charges payable by Tenant hereunder shall not abate during the period of such repair, restoration or rebuilding and during any period that the Improvements are not tenantable because of any damage or destruction. If any such loss or damage is not fully insured, Tenant shall repair, restore or rebuild at its sole cost and expense.

         SECTION 10.2. Before commencing any repairing, restoring or rebuilding, involving an estimated cost of more than $100,000.00, (a) plans and specifications therefor, prepared by a licensed architect, shall be submitted to and approved by Landlord; (b) Tenant shall furnish to Landlord an estimate of the cost of the proposed work, certified by the architect who prepared such plans and specifications; and (c) all contracts for any proposed work shall be submitted to and approved by Landlord. All restoration, repair, rebuilding and other construction performed by or on behalf of Tenant to the Premises shall be performed in a good and workmanlike manner in accordance with all applicable governmental statutes, ordinances and regulations.

         SECTION 10.3. In the event of loss under any policy or policies of insurance described in Article IX hereof, the proceeds thereof shall, subject to the rights of Landlord's mortgagee, if any, be paid to Landlord and shall thereafter be disbursed from time to time by Landlord for the expense of repairing or rebuilding the Improvements which have been damaged or destroyed; provided, however, that it shall first appear to the satisfaction of Landlord that the amount of insurance money in its hands, plus any additional funds deposited by Tenant, shall at all times be sufficient to pay for the completion of said repairs or rebuilding. Upon the completion of said repairs or rebuilding, free from all liens of mechanics and materialmen and others, any surplus insurance proceeds subject to the rights of Landlord's mortgagee, if any, shall be paid to Landlord. If, in the reasonable estimate of Tenant, the cost of repair or rebuilding exceeds $500,000.00, Tenant shall deposit with Landlord any




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sums required to the end that the sums held by Landlord shall, prior to commencement of such work and at all times during the prosecution of same be sufficient to fully and completely pay all costs of such work. All payouts by Landlord as hereinabove required, shall be made after making provision for a holdback of ten (10%) percent of the cost of such work and upon the written request of Tenant accompanied by the certificate of the architect or engineer in charge of the repairs and rebuilding stating:

                          (a)     that the sum requested is due to the
         contractors, materialmen, laborers, engineers, architects or other persons (whose names and address shall be stated) who have furnished services or materials for the repairs and restoration, or is required to reimburse Tenant for expenditures made by Tenant in connection with the repairs and restoration;

                          (b) that the sum requested when added to all sums previously paid out under this Article for the repairs and restoration does not exceed the value of the repairs and restoration done to the date of such certificate;

                          (c) the progress of the repairs and restoration and a certification that the same have been made in a good and workmanlike manner;

                          (d) that the repairs and restoration have been done pursuant to all plans and specifications required by Section
         10.2. hereof; and

                          (e) that in the opinion of the architect or engineer, the remaining amount of the sum on deposit will be sufficient to pay for same in full upon completion of the repairs and restoration.

         Tenant shall furnish Landlord at the time of any such payment, statements and waivers of lien as may be required under the mechanic's lien law of the state wherein the Premises are located to fully waive lien rights with respect to any payment to be made, and an official title or other search, or other evidence satisfactory to Landlord, that there has not been filed with respect to the Premises any mechanic's or other lien which has not been discharged of record, in respect of any work, labor, services or materials performed, furnished or supplied, in connection with the repair and restoration, and that all of said materials have been purchased free and clear of any security agreement or title retention agreement. Landlord shall not be required to pay out any sum when the Premises shall be encumbered with any such lien or agreement, or when Tenant is in default under any covenant or obligation set forth herein.

         SECTION 10.4. In the event Tenant shall not commence the repair, restoration or rebuilding as required by this Article within a reasonable time (but in no event in excess of six (6) months) after any damage or destruction and diligently pursue the completion of same, then Tenant shall be in default under this Lease and in addition to any remedy of Landlord provided for herein, at law or in equity, Landlord may retain the balance of all sums deposited pursuant to this Article remaining in the hands of Landlord.

                                   ARTICLE XI

                                     LIENS

         SECTION 11.1. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, nor shall any interest or estate of Landlord in the Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant, and any claim to or lien upon the Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Premises. Tenant will not permit the Premises to become subject




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to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of sufferance of Tenant; provided, however that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall first give to Landlord an amount equal to the amount of the lien or claimed lien which, together with interest earned thereon, shall be held by Landlord as security to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Premises by reason of non-payment thereof. The amount so deposited with Landlord shall be held by Landlord in an account established at a federally insured banking institution until satisfactory removal of said lien or claim of lien. On any final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered, with all proper costs and charges, and will, at its own expense, have the lien released and any judgment satisfied. Should Tenant fail to diligently contest and pursue such lien contest, Landlord may, at its option, use the sums so deposited to discharge any such lien upon the renewal of such lien or encumbrance Landlord shall pay all such sums remaining on deposit to Tenant.

         SECTION 11.2. If Tenant shall fail to contest the validity of any lien or claimed lien or fail to give security to Landlord to insure payment thereof, or shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, then Landlord may, at its election (but shall not be so required) remove or discharge such lien or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by Landlord, including reasonable attorneys' fees, for such purposes shall be so much Additional Rent due from Tenant to Landlord at the next rent date after any such payment, with interest thereon at the Lease Interest Rate from the date so advanced.



                                  ARTICLE XII

                          ALTERATIONS AND IMPROVEMENTS

         SECTION 12.1. The Tenant may make alterations, improvements and additions to the Premises provided that no alteration, addition or improvement to the Premises shall be commenced by Tenant until Tenant has furnished Landlord with a satisfactory certificate or certificates from an insurance company reasonably acceptable to Landlord, evidencing workmen's compensation coverage, and insurance coverage in amounts reasonably satisfactory to Landlord and protecting Landlord against public liability and property damage to any person or property, on or off the Premises arising out of and during the making of such alterations, additions or improvements. Any alteration, addition or improvement by Tenant hereunder shall be done in a good and workmanlike manner in compliance with any applicable governmental law, statute, ordinance or regulation and shall, upon termination of this Lease, automatically be deemed the property of Landlord.



                                  ARTICLE XIII

                                  CONDEMNATION

         SECTION 13.1. In the event the whole of the Premises shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, or in the event a portion of the Premises shall be taken or sold as a result of such event, and as a result thereof the balance of the Premises cannot be used for the same purpose as before such taking, sale or condemnation, then and in either of such events, the Term of this Lease shall terminate as of the date of vesting of title pursuant to such proceeding of sale. The total award, compensation or damages received from such proceeding or sale (hereinafter collectively called the "Award"), shall be paid to and be the property of Landlord, whether the Award shall be made as compensation for diminution of the value of the leasehold or the fee of the Premises or otherwise. Tenant may petition the condemning authority for loss of its leasehold and moving expenses. Tenant shall execute, immediately upon demand of Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award.

         SECTION 13.2. In the event only a part of the Premises shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, and as a result thereof the balance of the Premises can be used for the same purpose as before such taking, sale or condemnation, this Lease shall not terminate and Tenants at its sole cost and expense, shall promptly repair and restore the Premises. Any Award paid as a consequence of such taking, sale, or condemnation, shall be paid to Landlord and shall be disbursed in accordance with the provisions of
Section 10.3. hereof. Any sums not so disbursed shall be retained by Landlord. In the event Tenant shall not promptly commence the repair or restoration required hereby, and diligently pursue the completion of same, Tenant shall be deemed in default under this Lease and, in addition to any remedy of Landlord provided for under this Lease, at law or in equity, Landlord may retain the Award, or the balance thereof remaining in the hands of Landlord.

                                  ARTICLE XIV

                                 RENT ABSOLUTE

         SECTION 14.1. This Lease shall be deemed and construed to be a "net lease" and Tenant agrees to pay all costs and expenses of every kind and nature whatsoever, ordinary and extraordinary, arising out of or in connection with the ownership, maintenance, repair, replacement, use and occupancy of the Premises during the Term of this Lease, which, except for the execution and delivery hereof, would otherwise have been payable by Landlord. Any damage to or destruction of all or any portion of the Improvements by fire, the elements or any other cause whatsoever, whether with or without fault on the part of Tenant, shall not terminate this Lease or entitle Tenant to surrender the Premises or entitle Tenant to any abatement of, or set off to, or reduction in the rent payable, or otherwise affect the respective obligations of the parties hereto. If the use of the Premises for any purpose should, at any time during the Term of this Lease, be prohibited by law or ordinance or other governmental regulation, or prevented by injunction, this Lease shall not be thereby terminated nor shall Tenant be entitled by reason thereof to surrender the Premises, or to any abatement or reduction in Rent nor shall the respective obligations of the parties hereto be otherwise affected.

                                   ARTICLE XV

                        ASSIGNMENT-SUBLETTING BY TENANT

         SECTION 15.1. Tenant may assign this Lease or any interest hereunder, and may sublet or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without the consent of Landlord. Notwithstanding the foregoing provisions of this Article XV. no assignment or subletting shall relieve Tenant of its obligations hereunder, and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or sublease had been made.

                                  ARTICLE XVI

                               ANNUAL STATEMENTS

         SECTION 16.1. Tenant agrees, upon the prior written request of Landlord, to furnish Landlord annually, within one hundred twenty (120) days of the end of Tenant's fiscal year with a copy of its annual audited financial statements and agrees that Landlord may deliver such statements to any mortgagee, prospective mortgagee or prospective purchaser of the Premises.



                                  ARTICLE XVII

                            INDEMNITY FOR LITIGATION

         SECTION 17.1. Tenant agrees to pay all costs and expenses, including fees, which may be incurred by or imposed on Landlord, either in enforcing this Lease (whether or not suit is filed) or in any litigation or claims to which Landlord, without fault on its part, may be a party, and if paid by Landlord, shall be so much Additional Rent due on the next Rent date after such payment together with interest at the Lease Interest Rate.



                                 ARTICLE XVIII

                             ESTOPPEL CERTIFICATES

         SECTION 18.1. Each party thereto agrees that at any time and from time to time, upon not less than ten (10) days' prior written request by the other party, it will execute, acknowledge and deliver to the requesting party or its Lender or proposed purchaser, a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), (ii) the party requesting the certificate is not in default under any term or condition of this Lease and there are no existing circumstances that with the giving of notice or the passage of time or both would give rise to such a default (or if any default exists same will be specified), (iii) the date to which the rent and other charges have been paid in advance, if any, (iv) the date that the Lease terminates, and (v) such other matters as the party so requesting the statement, any prospective purchaser or any Lender may reasonably request, it being intended that any such statement delivered pursuant to this Section 18.1. may be relied upon by any prospective purchaser of the fee, or mortgagee or assignee of any mortgage upon the fee, of the Premises. If the Landlord requests such a statement, the Tenants shall also certify (a) the Tenant has unconditionally accepted the Premises, (v) the Premises are acceptable to Tenant as is, and Tenant agrees not to look to Landlord to remedy or cure any faults therein, including, without limitation, latent defects, (b) there are no set-offs or defenses to the enforcement of any or all of the terms, conditions and covenants contained in the Lease, and (c) there are no obligations of the Landlord to reduce any future rent payable under the Lease or construct any improvements to the Premises or make any monetary payments to such Tenant.

                                  ARTICLE XIX

                             INSPECTION OF PREMISES

         SECTION 19.1. Tenant agrees to permit Landlord and any authorized representatives of Landlord, to enter the Premises at all reasonable times on reasonable advance notice, except in the case of emergency, for the purpose of inspecting the same. Any such inspections shall be solely for Landlord's purposes and may not be relied upon by Tenant or any other person.

         SECTION 19.2. Tenant agrees to permit Landlord and any authorized representative of Landlord to enter the Premises at all reasonable times during business hours on reasonable advance notice to exhibit the same for the purpose of sale, mortgage or lease, and during the final year of the Term hereof or any extension thereof, Landlord may display on the Premises customary "For Sale" or "For Rent" signs.



                                   ARTICLE XX

                                    FIXTURES

         SECTION 20.1. All Improvements and all plumbing, heating, lighting, electrical and air-conditioning fixtures and equipment, and other articles of personal property used in the operation of the Premises (as distinguished from operations incident to the business of Tenant), whether or not attached or affixed to the Premises (hereinafter referred to as "Building Fixtures"), including but not limited to the items identified in Exhibit "B" attached hereto, shall be and remain a part of the Premises and shall constitute the property of Landlord.

         SECTION 20.2. All of Tenant's trade fixtures and all personal property, fixtures, apparatus, machinery and equipment now or hereafter located upon the Premises, other than Building Fixtures, as shall be and remain the personal property of Tenant, and the same are herein referred to as "Tenant's Equipment"

         SECTION 20.3. Tenant's Equipment may be removed from time to time by Tenant; provided, however, that if such removal shall injure or damage the Premises, Tenant shall repair the damage and place the Premises in the same condition as it would have been if such Tenant's Equipment had not been installed.




                                  ARTICLE XXI

                                    DEFAULT

         SECTION 21.1. Tenant agrees that any one or more of the following events shall be considered "Events of Default" as said term is used herein:

                          (a) If an order, judgment or decree shall be entered by any court adjudicating Tenant a bankrupt or insolvent, or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant, or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days; or

                          (b) Tenant shall file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding or under any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

                          (c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receivers trustee or liquidator of Tenant or any of the assets of Tenant; or

                          (d)Tenant shall file a voluntary petition in bankruptcy, or shall admit in writing its inability to pay its debts as they come due, or shall file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law; or

                          (e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated within sixty (60) days from the date of entry or granting thereof; or

                          (f) Tenant shall default in making any payment of Rent or other payment required to be made by Tenant hereunder when due and such default shall continue for in excess of five (5) days after notice thereof to Tenant; or

                          (g) Tenant shall be in default in the performance of or compliance with any of the agreements, terms, covenants or conditions in this Lease other than those referred to in the foregoing subparagraphs (a) through (f) of this Section for a period of twenty
         (20) days after notice from Landlord to Tenant specifying the items in default or in the case of a default which cannot, with due diligence, be cured within said twenty (20) day period, Tenant fails to proceed within said twenty (20) day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within said twenty (20) day period that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence).

                 Upon the occurrence of any one or more of such Events of Default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating this Lease. Upon termination of this Lease or of Tenant's right to possession, Tenant shall immediately surrender possession and vacate the Premises, and deliver possession thereof to Landlord, and Landlord or Landlord's agents may immediately or any time thereafter without notice, re-enter the Premises and remove all persons and all or any property therefrom either by any suitable action or proceeding at law or equity or by force or otherwise, without being liable in indictment prosecution or damages, therefor, and repossess and enjoy the Premises, together with the right to receive all income of, and from, the Premises.

                 If Landlord elects to terminate Tenant's right to possession only, without terminating this Lease, Landlord may, at Landlord's option, enter into the Premises. remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided. without such entry and possession terminating this Lease or releasing Tenant, in whole or in part, from Tenant's obligations to pay the Rent hereunder for the full Term or from any other obligations of Tenant under this Lease. Landlord shall use commercially reasonably efforts to relet all or any part of the Premises for such rent and upon terms as shall be satisfactory to Landlord (including the right to relet the Premises for a term greater or lesser than that remaining of the Term of premises and the right to relet the Premises as a part of a larger area, the right to change the character or use made of the Premises and the right to grant concessions of free rent). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations, or additions in or to the Premises that may be necessary or desirable. If Landlord is unable to relet the Premises after using such commercially reasonably efforts to do so, Tenant shall pay to Landlord damages equal to the amount of the Rent, and other sums provided herein to be paid by Tenant for the remainder of the Term.

If the Premises are relet and sufficient sums shall not be realized from such reletting after payment of all expenses of such decorations, repairs, changes, alterations, additions and the expenses of repossession and such reletting, and the collection of the Rent herein provided and other payments required to be made by Tenant under the provisions of this Lease for the remainder of the Term of this Lease then, in such event, Tenant shall pay to Landlord on demand any such deficiency and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time, and all costs and expenses of Landlord, including attorneys' fees, incurred in connection with any such suit shall be paid by Tenant.


         SECTION 21.2. Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, and except as is herein otherwise provided. Tenant for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all rights of redemption or re-entry or repossession in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter," "re-enter," "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meanings.

                                  ARTICLE XXII

                  LANDLORD'S PERFORMANCE OF TENANT'S COVENANTS

         SECTION 22.1. Should Tenant at any time fail to do any act or make any payment required to be done or made by it under the provisions of this Lease, Landlord, at its option, may (but shall not be required to) do the same or cause the same to be done, and the amounts paid and expenses incurred by Landlord in connection therewith shall be so much Additional Rent due on the next rent date after such payment, together with interest at the Lease Interest Rate from the date of payment.


                                 ARTICLE XXIII

                              EXERCISE OF REMEDIES

         SECTION 23.1. No remedy contained herein or otherwise conferred upon or reserved to Landlord, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given herein, now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein.

         SECTION 23.2. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of Rent or other sums payable hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account and not in satisfaction of damages due from Tenant to Landlord. Receipt of Rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default by Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

         SECTION 23.3. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

                                  ARTICLE XXIV

                           SUBORDINATION TO MORTGAGES

         SECTION 24.1. Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage (both sometimes hereinafter referred to as "Mortgage") against the Premises or any portion thereof. This Lease and the rights of Tenant hereunder shall automatically, and without the requirement of the execution of any further documents, be and are hereby made expressly subject and subordinate at all times to the lien of any Mortgage now or hereafter encumbering any portion of the Improvements, and to all advances made or hereafter to be made upon the security thereof. Notwithstanding the foregoing, Tenant agrees to execute and deliver such instruments subordinating this Lease to the lien of any such Mortgage as may be requested in writing by Landlord from time to time. Notwithstanding anything to the contrary contained herein, any mortgagee under a Mortgage may, by notice in writing to the Tenant, subordinate its Mortgage to this Lease.

         SECTION 24.2. Tenant agrees to give the holder of any Mortgage, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such mortgagee and containing a request therefor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then said mortgagee shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure). Such period of time shall be extended by any period within which such mortgagee is prevented from commencing or pursuing such foreclosure proceedings by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for said mortgagee to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the rent or shorten the term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be cancelled or surrendered, without the prior written consent, in each instance, of the mortgagee.

                                  ARTICLE XXV

                              INDEMNIFY AND WAIVER

         SECTION 25.1. Tenant will protect indemnify and save Landlord, its partners, shareholders, employees officers, directors, agents and their respective successors and assigns harmless (if Landlord is a trustee, the term "Landlord" for the purposes of this Article XXV only, shall include the trustee and all beneficiaries of the trust) from and against all liabilities, obligations, claims, damages penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways, or resulting from an act or omission of Tenant or anyone claiming by, through or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease or any other agreements affecting the Premises;

(c) the use, occupation, condition, or operation of the Premises or any part thereof; or (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence. Tenant will, at Tenant's sole expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended.

         SECTION 25.2. Tenant agrees to pay, and to indemnify and defend Landlord against, all costs and expenses (including reasonable attorney's fees) incurred by or imposed upon Landlord by or in connection with any litigation to which Landlord becomes or is made a party without fault on its part, whether commenced by or against Tenant, or any other person or entity or that may be incurred by Landlord in enforcing any of the covenants and agreements of this Lease with or without the institution of any action or proceeding relating to the Premises or this Lease, or in obtaining possession of the Premises after an Event of Default hereunder or upon expiration or earlier termination of this Lease. The foregoing notwithstanding, Tenant's responsibility under this
Section 25.2 to pay Landlord's costs and expenses (including reasonable attorneys fees) shall not extend to such costs and expenses incurred in defending an action brought by Tenant to enforce the terms of this Lease in which there is a court determination that Landlord failed to perform its obligations under this Lease. The provisions of this Section 25.2 shall survive the expiration or earlier termination of this Lease.

         SECTION 25.3. Tenant waives all claims it may have against Landlord and Landlord's agents for damage or injury to person or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Premises, or by any other person, resulting from any part of the Premises becoming out of repair, or resulting from any accident on or about the Premises or resulting directly or indirectly from any act or neglect of any person, including Landlord to the extent permitted by law. This Section 25.3. shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, or caused by bursting or leaking pipes or plumbing fixtures and shall apply equally whether any such damage results from the act or neglect of Tenant or of any other person, including Landlord to the extent permitted by law, and whether such damage be caused or result from anything or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature or of a wholly different nature. All Tenant's Equipment and other personal property belonging to Tenant or any occupant of the Premises that is in or on any part of the Premises shall be there at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof.

                                  ARTICLE XXVI

                                   SURRENDER

         SECTION 26.1. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises to Landlord, broom clean, in good order, condition and repair, reasonable wear and tear excepted. "Broom clean" means free from all debris, dirt, rubbish, personal property of Tenant, oil, grease, tire tracks or other substances, inside and outside of the Improvements and on the grounds comprising the Premises. Any damage caused by removal of Tenant from the Premises, including any damages caused by removal of tenant's equipment as herein defined, shall be repaired and paid for by Tenant prior to the expiration of the Term.

         All additions, hardware, alterations and improvements, temporary or permanent, excluding Tenant's Equipment, in or upon the Premises placed there by Tenant, shall become Landlord's property and shall remain upon the Premises upon such termination of this Lease by lapse of time or otherwise, without compensation or allowance or credit to Tenant, unless Landlord requests their removal. If Landlord so requests removal of said additions, hardware, alterations or improvements and Tenant does not make such removal by the termination of this Lease, or within ten (10) days after such request, whichever is later, Landlord may remove the same and deliver the same to any other place of business of Tenant or warehouse same, and Tenant shall pay the cost of such removal, delivery and warehousing to Landlord on demand.

         SECTION 26.2. Upon the termination of this Lease by lapse of time, or otherwise, Tenant may remove Tenant's Equipment provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal. If Tenant does not remove Tenant's Equipment from the Premises prior to the end of the Term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat tenant's equipment as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

         SECTION 26.3. If Tenant retains possession of the Premises or any part thereof after the termination of the Term, by lapse of time and otherwise, then Tenant shall pay to Landlord monthly rent, at double the rate payable for the month immediately preceding said holding over (including increases for additional rent which Landlord may reasonably estimate), computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession, and in addition thereto, Tenant shall pay Landlord all damages, consequently as well as direct, sustained by reason of Tenant's retention of possession. Alternatively, at the election of Landlord expressed in a written notice to Tenant and not otherwise, such retention of possession shall constitute a renewal of this Lease for one
(1) year, at a rental equal to one hundred twenty (120) percent of the Rent during the previous year. The provisions of this paragraph do not exclude the Landlord's rights of re-entry or any other right hereunder. Any such extension or renewal shall be subject to all other terms and conditions herein contained.



                                 ARTICLE XXVII

                          COVENANT OF QUIET ENJOYMENT

         SECTION 27.1. Landlord agrees that at all times when Tenant is not in default under the terms of and during the Term of this Lease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any other person claiming by, through or under Landlord.




                                 ARTICLE XXVIII

                                SHORT FORM LEASE

         SECTION 28.1. This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the names of the parties, the legal description and the Term of this Lease.



                                  ARTICLE XXIX

                                    NOTICES

         SECTION 29.1. All notices, consents, approvals to or demands upon or by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if a copy thereof has been personally served, forwarded by expedited messenger service with evidence of delivery or mailed by United States registered or certified mail in an envelope properly stamped and addressed to Tenant at the premises or at such other address as Tenant may theretofore have furnished by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if forwarded by expedited messenger service with evidence of delivery or mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord c/o DeSoto, Inc., 16750 South Vincennes Road, South Holland, Illinois, 60473, Attention: Anne E.
Eisele, Senior Vice President or at such other address as Landlord may theretofore have furnished by written notice to Tenant. The effective date of such notice shall be the earlier of three (3) days after delivery of the same to the United States Post Office for mailing or the date of actual delivery.


                                  ARTICLE XXX

                            COVENANTS RUN WITH LAND

         SECTION 30.1. All of the covenants, agreements, conditions and undertakings in this Lease contained shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and shall be construed as covenants running with the land, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

         SECTION 30.2. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfers of the title to such fee, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, Shall be paid to Tenant.





                                  ARTICLE XXXI

                             ENVIRONMENTAL MATTERS

         SECTION 31.1. Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the use, handling, generation, Treatments storage or disposal of any Hazardous Materials (as hereinafter defined) in, on, under, around or above the Premises now or at any future time and will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to or loss of use or value of real or personal property, and costs of investigation and cleanup or other environmental remedial work, which arise prior to the Term of this Lease during any period Tenant owned or occupied the Premises (hereinafter referred to as "Tenant's Prior Ownership or Occupancy"), or which may arise during the Term hereof, in connection with the existence of Hazardous Materials on the Premises. The term "Hazardous Materials," when used herein, shall include, but shall not be limited to, any substances, materials or wastes that are regulated by any local governmental authority, the state where the Premises is located, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including without limitation, above or underground storage tanks, flammables, explosives, radioactive materials, radon, petroleum and petroleum products, asbestos, urea formaldehyde foam insulation, methane, lead-based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides and toxic or hazardous substances on materials of any kind, including without limitation, substances now or hereafter defined as "hazardous substances," "hazardous materials," "toxic substances" or "hazardous wastes" in the following statutes, as amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980
(42 U.S.C. Section 9601, et seq., "CERCLA"); the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9671 et seq., "SARA"); the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq., "HMTA"); the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq., "TSCA"); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq., "RCRA"); the Clean Air Act (42 U.S.C. Section 7401 et seq., "CAA"); the Clean Water Act (33 U.S.C. Section 1251, et seq., "CWA"); the Rivers and Harbors Act, (33 U.S.C. Section 401 et seq., "RHA"); and any so-called "Superlien law"; and in the regulations promulgated pursuant thereto, and any other applicable federal, state or local law, common law, code, rule, regulation, order, policy or ordinance, presently in effect or hereafter enacted, promulgated or implemented, or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. The foregoing covenant shall not extend to substances typically found or used in Tenant's business operations so long as: (i) such substances and any equipment which generates such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises; (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor; (iii) such substances are not disposed of in or about the Premises in a manner which would constitute a release or discharge thereof, and (iv) all such substances and any equipment which generates such substances are removed from the Premises by Tenant upon the expiration or earlier termination of this Lease. Any use, storage, generation, disposal, release or discharge by Tenant of hazardous materials in or about the Premises shall be carried out in compliance with all applicable federal, state and local laws, ordinances, rules and regulations.

         SECTION 31.2. Tenant does hereby indemnify, defend and hold harmless Landlord and its agents and their respective officers, directors, beneficiaries, lenders, shareholders, partners, agents and employees and their respective successors and assigns from all fines, suits, procedures, claims liabilities, damages (including consequential damages) and actions of every kind, and all costs associated therewith (including reasonable attorneys', experts' and consultants' fees and costs of testing) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials that occurred during Tenant's Prior Ownership or Occupancy and that occurs during the Term of this Lease, in either case at or from the Premises or which arises at any time from (i) Tenant's failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities; (ii) any Hazardous Materials on, in, under or affecting all or any portion of the Premises or the groundwater as a result of events that occurred during Tenant's Prior Ownership or Occupancy or that occur during the Term of this Lease or as a result of the construction of the Improvements; (iii) any violation by Tenant or claim of a violation by Tenant of any governmental law, statute, rule, regulation, ordinance, requirement, decree, order or judgment now or hereafter in effect relating to public health, safety, protection of the environment or any Hazardous Material; (iv) the imposition of any lien for damages caused by, or the recovery of any costs for, the remediation cleanup of Hazardous Material as a result of events that occurred during Tenant's Prior Ownership or Occupancy or that occur during the Term of this Lease or as a result of the construction of the Improvements; (v) costs of removal of any and all Hazardous Material from all or any portion of the Premises, which Hazardous Material were placed on the Premises during Tenant's Prior Ownership or Occupancy or are placed on the Premises during the Term of this Lease or as a result of the construction of the Improvements; (vi) costs incurred to comply, in connection with all or any portion of the Premises, with all governmental regulations with respect to Hazardous Materials on, in, under or affecting the Premises, which Hazardous Materials were placed on the Premises during Tenant's Prior Ownership or Occupancy or are placed on the Premises during the Term of this Lease or as a result of the construction of the Improvements; or (vii) any spills, discharges, leaks, escapes, releases, dumping, transportation, storage, treatment or disposal of any Hazardous Substances which occurred during Tenant's Prior

Ownership or Occupancy or which occur during the Term of this Lease or as a result of the construction of the Improvements, but only to the extent that such Hazardous Materials originated from or were or are located on the Premises. Tenant's obligations and liabilities under this Section 31.2 shall survive the expiration of this Lease.

                                 ARTICLE XXXII

                                  EXCULPATION

         SECTION 32.1. Notwithstanding anything to the contrary herein contained, there shall be absolutely no personal liability asserted or enforceable against Landlord or on any persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall, subject to the rights of any mortgagee, look solely to the interest of Landlord, its successors and assigns in the Premises for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder, such exculpation of personal liability is absolute and without any exception whatsoever.

                                 ARTICLE XXXIII

                                RENEWAL OPTIONS

         SECTION 33.1. Tenant shall have options (hereinafter referred to individually as a "Renewal Option" and collectively as the "Renewal Options") to renew the Initial Term for all of the Premises as of the expiration date of the Initial Term, for two additional periods of five (5) years each (hereinafter referred to individually as a "Renewal Term" and collectively as the "Renewal Terms") upon the following terms and conditions:

                          (a) Tenant gives Landlord written notice of its exercise of the first Renewal Option at least three full calendar months prior to the expiration of the Initial Term, and gives Landlord written notice of its exercise of the second Renewal Option at least three full calendar months prior to the expiration of the first exercised Renewal Term.

                          (b) Tenant is not in default under this Lease either on the date Tenant delivers the notice required under (a) above or at any time thereafter prior to the commencement of the Renewal Term so exercised.

                          (c) Should Tenant fail to exercise the first Renewal Option, the second Renewal Option shall be void.

                          (d) All of the terms and provisions of this Lease (except this Article XXXIII shall be applicable to the Renewal Terms, except that monthly Base Rent for each Renewal Term shall be 90% of Landlord's determination of the Fair Value as hereinafter defined for such Renewal Term, which determination shall be given to Tenant by Landlord not later than ten (10) months prior to the expiration of the Initial Term or the first Renewal Term, as applicable. Notwithstanding the foregoing, if Tenant does not agree with Landlord's determination of Fair Value for any Renewal Term and notifies Landlord in writing of same within thirty (30) days after receipt of Landlord's determination (hereinafter referred to as the "Rental Agreement Date"), the Base
         Rent payable under this Lease for such Renewal Term shall be equal to ninety percent (90%) of the fair market rental value (hereinafter referred to as the "Fair Value") for the Premises for such Renewal
         Term which shall be determined by appraisal as hereinafter set forth. Within fifteen (15) days after the applicable Rental Agreement Date, Landlord and Tenant shall institute an appraisal procedure to determine the Fair Value of the Premises for the applicable Renewal Term by jointly nominating and appointing one appraiser who shall forthwith make a determination of the Fair Value of the Premises. If Landlord and Tenant fail to jointly agree on the nomination and appointment of one appraiser within said 15-day period, each party shall then each nominate and appoint one appraiser within thirty (30) days after the applicable Rental Agreement Date and give notice of such appointment to the other party. Upon the appointment of the two appraisers as aforesaid, the two appraisers so appointed shall forthwith jointly make a determination of the Fair Value of the Premises for the applicable Renewal Term. If either party fails to appoint an appraiser within said 30-day period, the appraiser appointed by the other party shall forthwith make the said determination of the Fair Value of the Premises. If the two appraisers are unable to agree upon a determination of such Fair Value of the Premises within thirty (30) days after the appointment of the second appraiser, the two appraisers shall jointly nominate and appoint a third appraiser within fifteen (15) days after the expiration of said 30-day period and give written notice of such appointment to both parties. In the event the two appraisers fail to appoint such third appraiser within said 15-day period, either party may thereafter apply to the United States District Court for the Northern District of Illinois for the appointment of such third appraiser. The third appraiser shall forthwith make a determination of the Fair Value of the Premises. In the event the three appraisers are unable to agree upon a determination of the Fair Value of the Premises within thirty
         (30) days after the appointment of the third appraiser, then the Fair Value of the Premises shall be an amount equal to the average of the three values contained in the respective written appraisals submitted by the appraisers. The appraisers shall make their determination in writing and give notice thereof to both parties. The Fair Value of the Premises shall be the highest Base Rent which the Premises would generate for each Renewal Term in a competitive and open market lease transaction under all conditions requisite to a fair lease and assuming that (i) the Landlord and the Tenant are each acting voluntarily, prudently and knowledgeably, (ii) no real estate broker's commission or finder's fee is to be paid by the Landlord, (iii) the Landlord and the Tenant are each typically motivated and are acting without malice, (iv) Landlord and Tenant are each well informed or well advised and each acting in what it considers its own best interest, and (v) a reasonable time is allowed for exposure in the open market. Each appraiser shall afford both parties a hearing and the right to submit evidence, with the privilege of cross-examination in connection with its determination of the Fair Value of the Premises.
         In the event any appraiser appointed as aforesaid shall die or become unable or unwilling to act before completion of the appraisal, such appraiser's successor shall be appointed in the same as provided above. Any appraiser appointed hereunder shall (x) be independent of both parties (and of all persons and entities with interest in either party); (y) have not less than five (5) years' experience in the appraisal of real property; and (z) hold the professional designation M.A.I., or if the M.A.I. ceases to exist, a comparable designation from an equivalent professional appraiser organization. All appraisal fees and expenses shall be borne equally by the parties.

         SECTION 33.2. Tenant agrees to accept the Premises to be covered by this Lease during any Renewal Term in an "as is" physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof.

         SECTION 33.3. In the event Tenant exercises a Renewal Option, Landlord and Tenant shall mutually execute and deliver an amendment to this Lease reflecting the renewal of the Term on the terms herein provided, which amendment shall be executed and delivered promptly after the determination of the monthly Base Rent to be applicable to the Renewal Term as hereinabove provided.

         SECTION 33.4. The Renewal Options herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of this Lease, (ii) the termination of Tenant's right to possession of the Premises, (iii) any assignment or subletting by Tenant, or (iv) the failure of Tenant to timely or properly exercise any applicable Renewal Option.

         SECTION 33.5. Landlord and Tenant acknowledge and agree that no real estate brokerage commission or finder's fee shall be payable by Landlord in connection with any exercise by Tenant of the Renewal Options herein contained.


                                 ARTICLE XXXIV

                        RIGHT OF FIRST OFFER TO PURCHASE

         SECTION 34.1. Landlord agrees that if, at any time during the Term of this Lease, Landlord desires to sell the Premises, Landlord shall first offer to sell the Premises to Tenant on the following terms and conditions:

                          (a) If at any time Landlord desires to sell the Premises to any third party pursuant to a written agreement to purchaser agreed to by such third party (said agreement is hereinafter referred to as the "Proposed Contract") (except as set forth in subparagraph (b) below), Landlord shall submit the Proposed Contract to Tenant and Tenant shall have the right within ninety (90) days after receipt of the Proposed Contract, to agree to purchase the Premises on such terms and conditions as set forth in the Proposed Contract. If Tenant notifies Landlord in writing within said ninety
         (90) day period that it intends to purchase the Premises, then such purchase shall occur within sixty (60) days after Tenant's notice, pursuant to the terms of the Proposed Contract. If Tenant does not give Landlord notice in writing within said ninety (90) day period that Tenant intends to exercise its rights hereunder, then Landlord shall be free to sell the Premises to the aforesaid third party upon the terms and conditions set forth in the Proposed Contract. Should such sale not be consummated or should Landlord's successor in interest desire to sell the Premises, the provisions of this Article XXXIV shall apply to any subsequent sale by Landlord or its successors or assigns.

                          (b) Tenant shall have no rights hereunder if Landlord obtains a bona fide mortgage from an unrelated third party and the Premises are purchased by said mortgagee or as a result of a foreclosure action or if the Premises are sold in a transaction involving the simultaneous lease back of the Premises by Landlord or if the Premises or interests therein are transferred in any way to said mortgagee.



                                  ARTICLE XXXV

                                SECURITY DEPOSIT

         SECTION 35.1. Tenant agrees to deposit with Landlord, upon the execution of this Lease, the sum of THREE HUNDRED NINETY-ONE THOUSAND ONE HUNDRED TWENTY AND NO/100 ($391,120.00) DOLLARS as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. If Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, payment of all rental and other sums required to be paid by Tenant hereunder, Landlord may use, apply or retain the whole or any part of the security so deposited for the payment of such rent in default, for any sum which Landlord may expend or be required to expend by reason of Tenant's default including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after re-entry by Landlord. If any of the security deposit shall be so used, applied or retained by Landlord at any time or from time to time. Tenant shall promptly, in each such instance, on written demand therefor by Landlord, pay to Landlord such additional sums as may be necessary to restore the security deposit to the original amount set forth in the first sentence of this section.

         SECTION 35.2. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security deposit, or the balance thereof, shall be returned to Tenant after the earlier to occur of the following: (a) the time fixed as the expiration of the Term of this Lease; (b) the removal of Tenant from the Premises; (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; (d) Tenant's financial statements, in form required by Landlord, indicate a profit for a period of two (2) consecutive calendar quarters; (e) this Lease is assigned to an entity in which Tenant owns less than a fifty (50%) percent ownership interest and which entity has a net worth, as determined by Landlord, of not less than FIVE MILLION AND NO/100 ($5,000,000.00) DOLLARS, or such an entity becomes a guarantor of this Lease; and (f) final determination of all amounts payable by Tenant hereunder and payment of same.

         SECTION 35.3. Tenant shall be entitled to interest on the aforesaid security deposit, payable annually on or before January 31 of each year with respect to the prior calendar year, at an interest rate equal to the average interest rate earned by Landlord on its investments for such prior calendar year. The security deposit may be commingled with other funds of Landlord.

         SECTION 35.4. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security deposit or the remaining balance thereof, Landlord may return the security deposit to the original Tenant, regardless of one or more assignments of this Lease.

                                 ARTICLE XXXVI

                                 MISCELLANEOUS

         SECTION 36.1. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

         SECTION 36.2. If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         SECTION 36.3. This Lease shall be construed and enforced in accordance with the laws of the state where the Premises are located.

         SECTION 36.4. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument, duly signed, acknowledged and delivered by the other party.

         SECTION 36.5. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

         SECTION 36.6. Tenant warrants that it has no dealings with any real estate broker or agent in connection with this lease and Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof arising out of any acts of Tenant.

         SECTION 36.7. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated and additional rent shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         SECTION 36.8. The term "Lease Interest Rate," when used herein, shall be defined as being an annual interest rate equal to two (2%) percent per annum over and above the corporate base or prime rate of interest published from time to time by the First National Bank of Chicago as such rate may change from time to time.

         SECTION 36.9. The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

         SECTION 36.10. Tenant hereby waives a jury trial in action brought by Landlord hereunder.

         SECTION 36.11. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

         SECTION 36.12. Landlord's granting of any consent under this Lease, or Landlord's failure to object to any action taken by Tenant without Landlord's consent required under this Lease, shall not be deemed a waiver by Landlord of its rights to require such consent for any further similar act by Tenant. No waiver by Landlord of any other breach of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or to be a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. None of the Tenant's covenants under this Lease, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord.

         SECTION 36.13. Landlord is not, and shall not be deemed to be, in any way or for any purpose, the partner, employer, principal, master or agent of or with Tenant.

         SECTION 36.14. This Lease is executed by John M. Gillen, not personally but solely as Trustee of the DeSoto, Inc. Pension Plans Real Property Trust under Trust Agreement dated October 1, 1992, in the exercise of the power and authority conferred upon and vested in it as such Trustee. All the terms, provisions, stipulations, covenants and conditions to be performed by John M. Gillen are undertaken by it solely as Trustee, as aforesaid, and not individually, and all statements herein made are made on information and belief and are to be construed accordingly, and no personal liability shall be asserted or be enforceable against John M. Gillen, personally, by reason of any of the terms, provisions, stipulations, covenants and/or statements contained in this Lease.

                 IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.

                                        LANDLORD:

                                        /s/ JOHN M. GILLEN
                                        ------------------------------------
                                        JOHN M. GILLEN, not personally or
                                        individually, but as Trustee as
                                        aforesaid

                                        TENANT:

                                        DESOTO, INC., a Delaware corporation

                                        By:  /s/ ANNE E. EISELE
                                           ---------------------------------
                                            Its: SENIOR VICE PRESIDENT

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

                           16750 South Vincennes Road
                         South Holland, Illinois, 60473

Parcel 1 (North Parcel): Lot 13 in South Holland Industrial Park 1st Addition, being a subdivision of part of the southwest quarter and part of the southeast quarter of Section 21, Township 36 North, Range 14 east of the Third Principal Meridian in Cook County, Illinois.

Parcel 2 (South Parcel): That part of the north 292.90 feet of Lot 4 in DeVries and others' subdivision of the southeast quarter of Section 21, Township 36 north, Range 14 east of the Third Principal Meridian, lying east of a line described as beginning at the point of intersection of the north line of said Lot 4 with the east line of that portion of said Lot 4 conveyed to Chicago Terminal Transfer Company by deed recorded as Document No. 2972842; and running thence southeasterly on a line parallel with the center line of Vincennes Road (Thornton Blue Island Road) to the south line of the north 292.90 feet of said Lot 4, all in Cook County, Illinois.



Permanent Index Numbers:         29-21-400-108
                                 29-21-400-031